Exhibit 23.2

KPMG S.A. Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Telephone: Telefax: Internet:	+33 (0)1 55 68 68 68 +33 (0)1 55 68 73 00 www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 2, 2023, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries, incorporated herein by reference.

/s/ KPMG S.A.

Cédric Adens

Partner

Paris-La Défense, France

November 20, 2023